Exhibit 10.2

Free English translation of Spanish language document

GUNVOR COLOMBIA SAS Avenida 82 No. 12-18, Oficina 401 Bogotá, Colombia Phone +57-1 - 6227978 / 6364768

Dated on the 25th of November of 2014

ADDENDUM NO. 3 TO THE COSTAYACO CRUDE OIL SALE AND PURCHASE AGREEMENT

This Addendum (hereinafter the “Addendum”) to the Agreement (as defined below) is entered into on the 25th of November of 2014 by and between PETROLIFERA PETROLEUM (COLOMBIA) LIMITED, a limited liability company organized under the laws of Caiman Islands, acting through its duly registered branch office (hereinafter the “VENDOR”), jointly represented by Adrian Coral Pantoja, identified with Colombian I. D. No. 79.301.050 and Alejandra Escobar Herrera, identified with Colombian I. D. No. 52.646.943, duly authorized to enter into this Addendum according to the Certificate of Existence and Incumbency issued by the Chamber of Commerce attached hereto, and GUNVOR COLOMBIA CI SAS, a company organized under the laws of the Republic of Colombia (hereinafter the “BUYER”), represented by Jaime Alejandro Hoyos Juliao, identified with Colombian I. D. No. 80.082.474, duly authorized to enter into this Addendum according to the written vote dated on the 30th of November of 2012 of the sole partner of Gunvor SAS, attached hereto. The SELLER and the BUYER will be individually called the “PARTY”, and collectively “PARTIES.

WITNESSETH:

1.	WHEREAS on the third day (3rd) of December of 2012 the PARTIES entered into a crude oil sale and purchase agreement (hereinafter the “Agreement”).

2.	WHEREAS on the twenty second day of November of year 2013 the PARTIES signed an addendum (Addendum No. 1) to extend the term of the Contract for one (1) further year, as from the expiration of the term initially agreed.

3.	WHEREAS on the seventh (7th) of October of 2014 the PARTIES, signed an addendum (Addendum No. No. 2) amending Clause 5 of the Contract.

ADDENDUM NO. 3 TO THE COSTAYACO CRUDE OIL SALE AND PURCHASE AGREEMENT

4.	WHEREAS the PARTIES are interested in extending the term of the Agreement for an additional term of one (1) year, as from the expiration of the term agreed.

THEREFORE, in consideration to the premises and mutual representations, warranties, covenants, agreements and commitments established in this Addendum or referred to in it, the PARTIES agree to amend this Agreement as follows:

CLAUSES

FIRST. The PARTIES agree to renew the term of the agreement for one further year, fully amending the Second Clause of the Agreement, which shall read as follows:

“2. TERM

The term of this Agreement will be of three (3) years as from the third (3rd) of December of year two thousand and twelve (2.012). The PARTIES may renew the term of the agreement for a further year, executing an addendum at any time before the expiration of the initial term.”

SECOND. With the exception of the agreements of this document, all other clauses of the Agreement will remain in force in the same terms in which they are currently agreed.

In witness whereof the PARTIES sign this document in Bogotá D. C., on the 25th of November of 2014, in two (2) identical counterparts destined to each one of the PARTIES.

THE SELLER: PETROLIFERA PETROLEUM (COLOMBIA) LIMITED

/s/ Adrian Coral Pantoja	/s/ Alejandra Escobar Herrera
Adrian Coral Pantoja	Alejandra Escobar Herrera
Legal Representative	Alternate Legal Representative

THE BUYER: GUNVOR COLOMBIA SAS

/s/ Jaime Alejandro Hoyos Juliao
Jaime Alejandro Hoyos Juliao
Legal Representative

Page 2 of 2